UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2018

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)          The Annual Meeting of Shareholders of IntriCon Corporation (“IntriCon”) was held on April 26, 2018.

(b)          At the meeting, IntriCon’s shareholders: (i) re-elected Nicholas A. Giordano as a director of IntriCon for a term of three years and until his successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement, referred to as “say-on-pay”; and (iii) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent auditor for fiscal year 2018.

In addition to the reelected director referenced in the preceding paragraph, the terms of the following directors continued after the meeting: Mark S. Gorder, Robert N. Masucci, Michael J. McKenna and Philip I. Smith.

The tabulation of votes for each proposal is as follows:

(1)	Election of Directors:

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Nicholas A. Giordano	3,583,675	150,486	2,061,714

(2)	Approval of Executive Compensation (“Say-on-Pay”):

Votes For	3,510,539
Votes Against	119,901
Votes Abstained	103,721
Broker Non-Votes	2,061,714

(3)	Ratification of Appointment of Independent Auditor:

Votes For	5,683,477
Votes Against	93,559
Votes Abstained	18,839
Broker Non-Votes	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Annalee Lutgen
Name:	Annalee Lutgen
Title:	Director of Finance

Date: April 30, 2018

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